UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2020

OPES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4218 NE 2nd Avenue
2nd Fl. Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

305 573-3900

(Registrant’s Telephone Number, Including Area Code)

Park Plaza Torre I

Javier Ramos Sierra 540, Of. 103

Col. Santa Fe

01210 México City, México

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	OPESU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	OPES	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	OPESW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2020, the remaining members of the Board of Directors of Opes Acquisition Corp. (“Company”), appointed James S. Anderson, David M. Brain, and Paul H. Rapisarda to its Board of Directors. James S. Anderson was appointed as a Class 1 director, David M. Brain as a Class 3 director, and Paul H. Rapisarda as a Class 2 director. The Board also appointed Mr. Brain to be the Chief Executive Officer of the Company. Mr. Anderson and Mr. Rapisarda were also appointed to the audit committee, compensation committee and nominating committee of the Board of Directors. Ophir Sternberg, currently a director of the Company, was appointed Chairman of the Board of Directors.

James Anderson has over 40 years of entrepreneurial business experience with a major focus in real estate and business development including internationally. He has either been a sole founder or founding partner in several commercial ventures. He has been an owner/broker of JA Real Estate Partners, LLC (New York, NY) since 2001. He co-founded Iowa State Commercial Investment Company, LLC in 2017; he acted as Senior Advisor to F&T Group from 2008-2014 in connection with the Nanjing World Trade Center mixed-use development project; and he was a regional manager/vice president of DeWolfe Companies, Inc. from 1989-1996. Mr. Anderson resided in China for nearly 10 years (2008-2017) where he was involved in numerous business/real estate development projects. He holds a BBA degree from the University of Iowa.

David Brain has served as CEO of Enfinite Capital, LLC since 2017, an investment and development firm which he co-founded in late 2017. The firm is focused on renewable energy and infrastructure projects and has an alliance with Black & Veatch. Mr. Brain served as the President and Chief Executive Officer as well as a Board Member/Trustee of Entertainment Properties Trust/EPR Properties, an NYSE traded real estate investment trust (NYSE:EPR) for over 15 years until stepping down in 2015. Mr. Brain co-founded the Company in 1997 and served as its original CFO. He was named CEO in September of 1999. Mr. Brain currently serves on the Board of Maxus Properties, (MRTI), a public externally managed multi-family residential REIT, Alamo Drafthouse Theatres and Plexpod, a midwestern coworking property developer and operator. He received a Bachelor of Arts degree in Economics with honors from Tulane University, where he was also named Phi Beta Kappa and a Masters of Business Administration from the A. B. Freeman Graduate Business School at Tulane University.

Paul Rapisarda has served as Chief Financial Officer at Lionheart Capital since 2019 and Out of the Box Ventures since 2019. Mr. Rapisarda is an experienced public company C-suite executive and investment banking professional with more than 25 years working in and for a variety of public and private companies. Prior to joining Lionheart Capital in June 2019 he served as Chief Financial Officer at Etrion Corp. (TSX:ETX), a dual-listed (Canada/Sweden) solar energy development company from October 2015 to December 2017. In addition, Mr. Rapisarda founded Garrison Capital Advisors LLC, in 2014, a financial advisory and consulting services company of which he is the Managing Member. From 2008 to 2014, he worked for another dual-listed company (Canada/United States), Atlantic Power Corporation (NYSE:AT), most recently serving as Executive Vice President-Commercial Development. Prior to Atlantic Power, Mr. Rapisarda worked for over 20 years in investment banking and private equity for several firms, including Compass Advisers LLP, Schroders, Merrill Lynch and BT Securities. He has also acted as a board member at several emerging growth companies, primarily in the energy, technology and infrastructure sectors. Mr. Rapisarda has a B.A. from Amherst College and an M.B.A. from the Harvard Business School. We believe Mr. Rapisarda is well-qualified to serve on our board of directors due to his public company and investment banking experience.

Each of Mr. Anderson and Mr. Rapisarda will receive 10,000 founders shares and Mr. Brain will receive 30,000 founders shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2020

OPES ACQUISITION CORP.

By:	/s/ José Luis Cordova
Name: José Luis Cordova
Title: Chief Financial Officer

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